Filed Pursuant to Rule 424(b)(5)
Registration No. 333-215030

PROSPECTUS SUPPLEMENT

(to Prospectus dated March 16, 2017)

10,000,000 Shares

Common Stock

We are offering 10,000,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on the NASDAQ Global Market under the symbol “QUIK.” On March 22, 2017, the last reported sale price of our common stock on the NASDAQ Global Market was $1.80 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-8 of this prospectus supplement and page 5 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$1.50	$15,000,000
Underwriting discounts and commissions(1)	$0.0975	$975,000
Proceeds to QuickLogic, before expenses	$1.4025	$14,025,000

(1)	In addition to the underwriting discount, we have agreed to pay up to $125,000 of the fees and expenses of the underwriters in connection with this offering. See “Underwriting” for additional information regarding underwriting compensation.

Delivery of the shares of common stock is expected to be made on or about March 28, 2017, subject to customary closing conditions. We have granted the underwriters an option, exercisable one or more times, at any time or from time to time, in whole or in part, for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,500,000 shares of our common stock on the same terms and conditions set forth above to cover over-allotments, if any.

Sole Book-Running Manager

Craig-Hallum Capital Group

Co-Manager

The Benchmark Company

The date of this prospectus supplement is March 23, 2017.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and each underwriter has not, authorized anyone to provide you with different information. We are not, and each underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the securities being offered by us, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering of securities. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “QuickLogic,” “the company,” “we,” “us” and “our” refer to QuickLogic Corporation.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed on December 9, 2016, as amended on March 15, 2017, with the SEC using a “shelf” registration process with respect to up to an aggregate of $40,000,000 of our securities that may be sold thereunder, as further described in the accompanying prospectus. The shelf registration statement was declared effective by the SEC on March 16, 2017.

Under the shelf registration process, we may offer and sell any combination of securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the securities we may offer. Each time we use the accompanying prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in the accompanying prospectus. The purpose of this prospectus supplement is to provide supplemental information regarding us in connection with this offering of common stock.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and thereby by reference include trademarks, servicemarks and tradenames owned by us or other companies. The name QuickLogic and our logo are our trademarks. All trademarks, servicemarks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information you should consider before investing in our securities. You should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” in this prospectus supplement and the financial and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

Company Overview

Our vision is to transform the way people and devices interact with each other and their surroundings. Our mission is to provide innovative platforms to successfully enable our customers to develop products that fundamentally change the end-user experience. Specifically, we are a fabless semiconductor company that develops low power System on Chip, or SoCs, Field Programmable Gate Arrays, or FPGAs and embedded FPGA intellectual property. QuickLogic’s products enable smartphone, wearable and IoT device, original equipment manufacturers, or OEMs, to deliver highly differentiated, immersive user experiences and long battery life for their customers.

Our solutions are created from our new silicon platforms including our EOS™, ArcticLink® III, PolarPro®3, PolarPro II, PolarPro, and Eclipse II products (which together comprise our new product category). Our mature products include primarily pASIC®3 and QuickRAM® as well as programming hardware and design software. We plan to deliver our eFPGA intellectual property product ArcticPro™ in 2017.

Our solutions typically fall into one of three categories: Sensor Processing, Display and Visual Enhancement, and Smart Connectivity. Our solutions include a unique combination of our silicon platforms, intellectual property cores, software (and, in some cases, firmware) drivers, and application software. All of our silicon platforms are standard devices and must be programmed to be effective in a system. Our intellectual property that enables always-on context-aware sensor applications includes our Flexible Fusion Engine, our Sensor Manager and Communications Manager technologies as well as IP that (i) improves multimedia content, such as our Visual Enhancement Engine technology, and Display Power Optimizer technology; and (ii) implements commonly used mobile system interfaces, such as Low Voltage Differential Signaling, Mobile Industry Processor Interface, and Secure Digital Input Output. We provide complete solutions by first architecting the solution jointly with our customer’s or ecosystem partner’s engineering group, selecting the appropriate solution platform and Proven System Blocks, or PSBs, providing custom logic, integrating the logic, programming the device with the PSBs and/or firmware, providing software drivers or application software required for the customer’s application, and supporting the customer on-site during integration, verification and testing. In many cases, we may deliver software algorithms that have been optimized for use in a QuickLogic silicon platform.

We also work with mobile processor manufacturers, sensor manufacturers, and/or voice recognition, sensor fusion and context awareness algorithm developers in the development of reference designs, Qualified Vendor Lists, or “Catalog” solutions. Through reference designs that incorporate our solutions, we believe mobile processor manufacturers, sensor manufacturers, and sensor and voice algorithm companies can expand the served available market for their respective products. Furthermore, should a solution development for a processor manufacturer or sensor and/or sensor algorithm company be applicable to a set of common OEMs or original design manufacturers, or ODMs, we can amortize our research and development investment over that set of OEMs or ODMs. We call this type of solution a “Catalog” solution and we are placing a greater emphasis on developing and marketing these types of solutions.

We have changed our manufacturing strategies to reduce the cost of our silicon solution platforms to enable their use in high volume, mass customization products. Our PolarPro 3E, PolarPro II and PolarPro solution platforms include an innovative logic cell architecture that enables us to deliver twice the programmable logic in the same die size. Our EOS S3 and ArcticLink 3 silicon platforms combine mixed signal physical functions and hard-wired logic alongside programmable logic. Our EOS S3 and ArcticLink III solution platforms are manufactured on an advanced process node where we can benefit from smaller die sizes. We typically implement sophisticated logic blocks and mixed signal functions in hard-wired logic because it is cost-effective and energy-efficient. We use small form factor packages, which are less expensive to manufacture and include smaller pin counts. Reduced pin counts result in lower costs for our customer’s printed circuit board space and routing. In addition, we have dramatically reduced the time we require to program and test our devices, which has reduced our costs and lowered the capital equipment required to program and test our devices. Furthermore, our SRAM reprogrammable silicon platforms can be programmed in-system by our customers, and therefore we do not incur programming cost, lowering the overall cost of ownership to our customers. We expect to continue to invest in silicon solution platforms and manufacturing technologies that make us cost and power consumption-effective for high-volume, battery-powered applications.

Our ArcticPro eFPGA IP are currently developed on 65nm and 40nm process nodes, and we intend to port this to 22nm fully depleted silicon-on-insulator, or FDSOI, technology in 2017. The licensable IP is generated by a compiler tool that enables licensees to create an eFPGA block that they can integrate into their SoC without significant involvement by us. We believe this flow will enable a scalable support model for our company.

In addition to working directly with our customers, we partner with other companies that are experts in certain technologies to develop additional intellectual property, reference platforms and system software to provide application solutions. We also work with mobile processor manufacturers and companies that supply sensor, algorithms and applications. The depth of these relationships varies depending on the partner and the dynamics of the end market being targeted, but is typically a co-marketing relationship that includes joint account calls, promotional activities and/or engineering collaboration and developments, such as reference designs. For our sensor processing solutions, we collaborate with sensor manufacturers to ensure interface compatibility. We also collaborate with sensor software companies, helping them optimize their software technology on our silicon platforms in terms of performance, power consumption and user experience.

For our eFPGA strategy, we work with semiconductor manufacturing partners to ensure our eFPGA IP is proven for a given foundry and process node before it is licensed to an SoC company.

In order to grow our revenue from its current level, we depend upon increased revenue from our new products, including existing new product platforms, eFPGA IP and platforms currently in development. We expect our business growth to be driven mainly by our silicon solutions and eFPGA IP. New products contributed 49% of total revenue for the year ended January 1, 2017, as compared to 63% in 2015 and 69% in 2014.

Recent Developments

We are in the process of finalizing our results for our fiscal quarter ending April 2, 2017. Based on currently available information, we estimate that, for the first fiscal quarter:

•	Total revenue will be in the range of approximately $3.1 million to $3.2 million, which is consistent with our guidance of $3.1 million plus or minus 10% for the first fiscal quarter of 2017.

•	Non-GAAP net operating loss will be approximately $3.2 million to $3.5 million, which is consistent with our guidance of $3.3 million for the first fiscal quarter of 2017. Please note that the only difference between GAAP and non-GAAP net operating loss is approximately $400,000 in stock based compensation expense.

•	Total cash balance will be approximately $11.0 million, which is within the range of our guidance of $3.4 million to $3.8 million cash usage for the first fiscal quarter of 2017.

This unaudited preliminary financial information for the fiscal quarter ending April 2, 2017 is based upon our estimates and subject to completion of our quarter end financial results. Moreover, these data have been prepared solely on the basis of currently available information by, and are the responsibility of, management. The unaudited preliminary financial information for the fiscal quarter ending April 2, 2017 has not been reviewed or audited by our independent public accounting firm in accordance with PCAOB standards. This preliminary financial information is not a comprehensive statement of our financial results for this period, and our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments, and other developments that may arise between now and the time the closing procedures for the fiscal quarter are completed. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control.

Corporate Information

We were founded in 1988 and reincorporated in Delaware in 1999. Our principal executive offices are located at 1277 Orleans Drive, Sunnyvale, California 94089-1138. Our telephone number is (408) 990-4000 and our website is www.quicklogic.com. The information available on or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and should not be relied upon.

The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	QuickLogic Corporation

Common stock offered by us	10,000,000 shares of common stock.

Option to purchase additional shares of common stock
We have granted the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of common stock from us at the same price to the public, and with the same underwriting discount, to cover over-allotments, if any.

Common stock outstanding immediately before the offering(1)	68,218,529 shares of common stock.

Common stock outstanding immediately after the offering(1)	78,218,529 shares of common stock (or 79,718,529 shares if the underwriters exercise their option to purchase additional shares in full).

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $13.6 million, or approximately $15.7 million if the underwriters exercise their option to purchase additional shares of common stock in full, in each case, after deducting underwriting discounts and commissions and our estimated expenses related to the offering.

We expect to use the net proceeds from this offering for working capital, to accelerate the development of next generation products and for general corporate purposes. We may also use a portion of the net proceeds to acquire and/or license technologies and acquire and/or invest in businesses when the opportunity arises; however, we currently have no commitments or agreements and are not involved in any negotiations with respect to any such transactions. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in our common stock.

The NASDAQ Global Market Symbol	QUIK

(1)	The number of shares of common stock to be outstanding immediately before and after this offering as shown above is based on 68,218,529 shares of common stock outstanding as of March 20, 2017 and excludes an aggregate of 7,302,573 shares of common stock subject to outstanding options and restricted stock awards, 3,358,740 shares of common stock reserved for issuance under our equity incentive plans, and 2,304,900 shares of common stock issuable upon exercise of outstanding warrants, which have a strike price of $2.98 and will expire in June 2017.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares.

Summary Financial Data

The table below presents summary statements of operations and balance sheet data. The summary financial data for the years ended December 28, 2014, January 3, 2016 and January 1, 2017 are derived from our audited financial statements for those periods. This information is only a summary. You should read this data in conjunction with our historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended January 1, 2017, and other information on file with the SEC that is incorporated by reference in this prospectus supplement and the accompanying prospectus. For more details on how you can obtain our SEC reports and other information, you should read the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Our results of operations are for historical periods and are not necessarily indicative of results of operations for future periods.

Consolidated Statements of Operations Data

(In thousands, except per share data)

	Year Ended
	December 28, 2014	January 3, 2016	January 1, 2017
Revenue	$27,845	$18,956	$11,421
Cost of revenue	16,796	11,411	7,648

Gross profit	11,049	7,545	3,773
Operating expenses:
Research and development	12,186	14,144	12,265
Selling, general and administrative	11,663	10,619	10,310
Restructuring costs	—	295	—

Loss from operations	(12,800)	(17,513)	(18,802)
Interest expense	(85)	(82)	(175)
Interest income and other (expense), net	(126)	(107)	(106)

Loss before income taxes	(13,011)	(17,702)	(19,083)
Provision for income taxes	68	146	65

Net loss	$(13,079)	$(17,848)	$(19,148)

Net loss per share:
Basic	$(0.23)	$(0.32)	$(0.29)

Diluted	$(0.23)	$(0.32)	$(0.29)

Weighted average shares:
Basic	55,401	56,472	65,377

Diluted	55,401	56,472	65,377

Consolidated Balance Sheet Data

(In thousands, except per share data)

	As of
	January 3, 2016	January 1, 2017
ASSETS
Current assets:
Cash and cash equivalents	$19,136	$14,870
Accounts receivable, net of allowance for doubtful accounts of $0 in both periods	1,601	839
Inventories	2,878	2,017
Other current assets	1,312	1,123

Total current assets	24,927	18,849
Property and equipment, net	3,315	2,765
Other assets	219	230

TOTAL ASSETS	$28,461	$21,844

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$—	$6,000
Trade payables	4,032	2,018
Accrued liabilities	1,482	1,580
Current portion of debt and capital lease obligations	281	209

Total current liabilities	5,795	9,807
Long-term liabilities:
Revolving line of credit	$2,000	$—
Capital lease obligations, less current portion	208	—
Other long-term liabilities	133	49

Total liabilities	8,136	9,856

Stockholders’ equity:
Preferred Stock, $0.001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 100,000 shares authorized; 68,134 and 56,904 shares issued and outstanding as of January 1, 2017 and January 3, 2016, respectively	57	68
Additional paid-in capital	241,024	251,824
Accumulated deficit	(220,756)	(239,904)

Total stockholders’ equity	20,325	11,988

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,461	$21,844

RISK FACTORS

Investing in our common stock involves risk. Before you invest in our common stock you should carefully consider the following risk factors, as well as the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended January 1, 2017. Any of these risks could cause our actual results to vary materially from recent results or from anticipated future results or could materially and adversely affect our business, financial condition and results of operations. This effect could be compounded if multiple risks were to occur. The occurrence of any of these risks might cause you to lose all or part of your investment. Please also refer to the section below entitled “Cautionary Statements Regarding Forward-Looking Statements” regarding forward-looking statements included or incorporated by reference in this prospectus. Although we believe that these risks are the most important for you to consider, you should read this section, including any risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus, in conjunction with our financial statements, the notes to those financial statements and our management’s discussion and analysis of financial condition and results of operation included in our periodic reports and incorporated by reference herein.

Risks Related to this Offering and Our Common Stock

We have broad discretion as to the use of the net proceeds we receive from this offering and may not use them effectively.

We retain broad discretion to use the net proceeds from this offering of our common stock. Accordingly, you will have to rely upon the judgment of our management with respect to the use of those net proceeds. Our management may spend a portion or all of the net proceeds we receive from this offering in ways that our shareholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business.

Purchasers will suffer immediate and substantial dilution as a result of this offering.

Purchasers of shares of our common stock offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution of their investment. Based on the public offering price of $1.50 per share and our net tangible book value as of January 1, 2017, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $1.17 per share, or $1.15 per share if the underwriters exercise their over-allotment option in full, with respect to the net tangible book value of the common stock. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution purchasers will incur in this offering.

Our shareholders may experience further dilution if we issue additional shares of common stock in the future.

Any additional future issuances of common stock by us will reduce the percentage of our common stock owned by investors purchasing shares in this offering who do not participate in such future issuances. In most circumstances shareholders will not be entitled to vote on whether or not we issue additional common stock. In addition, depending on the terms and pricing of an additional offering of our common stock and the value of our assets, our shareholders may experience dilution in both the book value and fair value of their shares.

There may be future sales or other dilution of our equity which may adversely affect the market price of our common stock.

Except as described under “Underwriting,” we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. We are offering 10,000,000 shares of common stock, and up to an additional 1,500,000 shares of common stock if the underwriters exercise their over-allotment option in full. The issuance of additional shares of our common stock in this offering or other issuances of our common stock or convertible or other equity-linked securities, including options and warrants, or otherwise, in connection with capital-raising transactions, as payment of the consideration for acquisitions or for employee compensation or other purposes will dilute the ownership interest of our common shareholders. As of March 20, 2017, we had 68,218,529 outstanding shares of common stock, which excludes the following: (i) 7,302,573 shares of common stock subject to outstanding options and restricted stock awards, 3,358,740 shares of common stock reserved for issuance under our equity incentive plans, and 2,304,900 shares of common stock issuable upon exercise of outstanding warrants. Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

We are not currently paying dividends and will likely not pay dividends for the foreseeable future.

We have never paid or declared any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, contractual restrictions and other factors that our board of directors deems relevant.

If securities or industry analysts issue an adverse opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. We currently have limited research coverage by securities and industry analysts. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, the trading price of our common stock would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price of our common stock or trading volume to decline.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the registration statement of which they are a part contain or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements are generally written in the future tense and/or are preceded by words such as “will,” “may,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “anticipate,” “intend,” “plan,” or other similar words. Forward-looking statements include statements regarding our strategies as well as:

•	our future revenue, earnings and cash flow;

•	the commercial success of our solutions, and new products;

•	the conversion of our design opportunities into revenue;

•	our liquidity;

•	our gross profit and breakeven revenue level and factors that affect gross profit and the breakeven revenue level;

•	our future operating expenses;

•	our research and development efforts;

•	our partners and suppliers; and

•	industry trends.

In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. We intend that these forward-looking statements be subject to the safe harbors created by the relevant provisions of the Securities Act and the Exchange Act.

Forward-looking statements involve a number of risks and uncertainties, many of which are outside of our control. Factors that might cause actual results to differ include, but are not limited to, those set forth under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. In particular, factors that could cause actual results to differ materially from projected results include, but are not limited to:

•	the conversion of our design opportunities into revenue;

•	the commercial and technical success of our new products and our successful introduction of products and solutions incorporating emerging technologies or standards;

•	our dependence on our relationships with our foundries to manufacture our products;

•	our dependence upon single suppliers to fabricate and assemble our products;

•	the liquidity required to support our future operating and capital requirements;

•	our ability to accurately estimate quarterly revenue;

•	our expectations about market and product trends;

•	our future plans for partnerships and collaborations;

•	our dependence upon a few customers for a significant portion of our total revenue; and

•	our ability to forecast demand for our products.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements will be accurate. In light of the significant uncertainties inherent in our forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Furthermore, past performance in operations and share price is not necessarily indicative of future performance. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus and the other documents incorporated by reference herein.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $13.6 million, or approximately $15.7 million if the underwriters exercise in full their option to purchase additional shares of common stock to cover over-allotments, in each case, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds from this offering for working capital, to accelerate the development of next generation products and for general corporate purposes. We may also use a portion of the net proceeds to acquire and/or license technologies and acquire and/or invest in businesses when the opportunity arises; however, we currently have no commitments or agreements and are not involved in any negotiations with respect to any such transactions.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion in the application of the net proceeds of this offering. We have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending the application of the net proceeds, we expect to invest the net proceeds of this offering in investment-grade, interest-bearing securities.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed on the NASDAQ Global Market under the symbol “QUIK.” The following table sets forth, for the periods indicated, the high and low closing sale prices of our common stock as reported on The NASDAQ Global Market:

	High	Low
Fiscal Year Ended January 3, 2016
First Quarter	$3.27	$1.81
Second Quarter	$2.10	$1.49
Third Quarter	$1.93	$1.11
Fourth Quarter	$1.73	$1.10
Fiscal Year Ended January 1, 2017
First Quarter	$1.62	$1.04
Second Quarter	$1.20	$0.89
Third Quarter	$1.03	$0.76
Fourth Quarter	$1.51	$0.76
Fiscal Year ending December 31, 2017
First Quarter (through March 22, 2017)	$2.34	$1.15

As of March 20, 2017, there were 163 holders of record of our common stock. On March 22, 2017, the last sale price reported on the NASDAQ Global Market for our common stock was $1.80 per share.

The comparisons contained herein may not provide meaningful information to you in determining whether to purchase our common stock. You are urged to obtain current sale prices of our common stock and to carefully review the other information contained in this prospectus supplement, the accompany prospectus and the documents incorporated by reference herein or therein. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” in this prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any dividends on our capital stock. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and available-for-sale securities and our capitalization as of January 1, 2017:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the sale by us of 10,000,000 shares of our common stock issued in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

This table should be read with “Use of Proceeds” in this prospectus supplement as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2017 and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	January 1, 2017
	Actual	As adjusted
	(In thousands, except per share data)
	(unaudited)
Cash, cash equivalents	$14,870	$28,442

Long-term liabilities	49	49

Stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000 shares authorized; no shares issued and outstanding, actual and as adjusted	—	—
Common stock, par value $0.001 per share; 100,000 shares authorized; 68,134 shares issued and outstanding as of January 1, 2017, actual; 78,134 shares issued and outstanding, as adjusted	68	78
Additional paid-in capital	251,824	265,386
Accumulated other comprehensive income	—	—
Accumulated deficit	(239,904)	(239,904)

Total stockholders’ equity	11,988	25,560

Total capitalization	$12,037	$25,609

The foregoing calculations assume no exercise of the underwriters’ over-allotment option and the number of shares shown as issued and outstanding in the table above excludes, as of January 1, 2017:

•	4,978,608 shares of common stock issuable upon the exercise of stock options outstanding with a weighted-average exercise price of $2.35 per share;

•	2,452,168 unvested restricted stock units;

•	3,319,802 shares of common stock reserved for future issuance under our equity incentive plans; and

•	2,304,900 shares of common stock issuable upon exercise of outstanding warrants.

DESCRIPTION OF SECURITIES

In this offering, we are offering 10,000,000 shares of common stock (or 11,500,000 shares of common stock if the underwriters exercise their over-allotment option in full). The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 10 of the accompanying prospectus.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share of our common stock you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of January 1, 2017 was approximately $11,988,223, or $0.18 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of January 1, 2017. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the sale of 10,000,000 shares of our common stock in this offering at the public offering price of $1.50 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of January 1, 2017 would have been approximately $25.6 million, or $0.33 per share. This represents an immediate increase in net tangible book value of $0.15 per share to existing stockholders and immediate dilution in net tangible book value of $1.17 per share to new investors purchasing our common stock in this offering at the public offering price.

The following table illustrates this dilution on a per share basis.

Public offering price per share		$1.50
Net tangible book value per share as of January 1, 2017	$0.18
Increase in net tangible book value per share attributable to new investors	$0.15

As adjusted net tangible book value per share after this offering		$0.33

Dilution per share to investors in this offering		$1.17

If the underwriters exercise their option to purchase 1,500,000 additional shares of common stock from us in full in this offering, the as adjusted net tangible book value after the offering would be $0.35 per share, the increase in net tangible book value per share to existing stockholders would be $0.17 per share and the dilution per share to new investors would be $1.15 per share, in each case based on the public offering price.

The information set forth above is based on 68,133,817 shares issued and outstanding as of January 1, 2017, which excludes the following:

•	4,978,608 shares of common stock issuable upon the exercise of stock options outstanding with a weighted-average exercise price of $2.35 per share;

•	2,452,168 unvested restricted stock units;

•	3,319,802 shares of common stock reserved for future issuance under our equity incentive plans; and

•	2,304,900 shares of common stock issuable upon exercise of outstanding warrants.

To the extent that outstanding options or warrants are exercised or outstanding restricted stock units vest, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our common stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, and any changes may result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction or under U.S. federal non-income tax laws, except to the limited extent set forth below. In addition, this discussion does not address the potential application of the Medicare contribution tax on net investment income or any tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations or accounts;

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment); or

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a person treated as a partner for such purposes generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder if you are a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, any of the following:

•	an entity or arrangement treated as a partnership;

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation, created or organized in the United States or under the laws of the United States or any political subdivision thereof;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) which has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

We have not made any distributions on our common stock and do not intend to make any distributions on our common stock for the foreseeable future. However, if we do make distributions on our common stock, those distributions will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock (determined separately with respect to each share of our common stock), but not below zero, and then will be treated as gain from the sale of that stock.

Any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us in a timely manner an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8, certifying qualification for the reduced rate. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS in a timely manner. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, who then will be required to provide the required certification to us or our paying agent, either directly or through other intermediaries. You should consult your tax advisor regarding your entitlement to benefits under any applicable income tax treaty.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, that are attributable to a permanent establishment or fixed base maintained by you in the United States), are exempt from such withholding tax. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, generally are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty, subject to certain adjustments.

Gain on Disposition of Our Common Stock

You generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•	the gain is effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

•	you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•	our common stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we are or become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests to you only if you actually or constructively hold more than 5% of our common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S.-source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

If you are an individual non-U.S. Holder who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes), at the time of your death, you generally will be required to include the value of our common stock in your gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our common stock made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds of a disposition of our common stock, paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds of a disposition of our common stock paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding obligations under FATCA generally apply to payments of dividends on our common stock, and under transition rules, are expected to apply to payments of gross proceeds from a sale or other disposition of our common stock on or after January 1, 2019. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriters listed below. Craig-Hallum Capital Group LLC is acting as the sole book-running manager of this offering and representative of the underwriters. The underwriters named below have agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite their names below. The underwriters are committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares
Craig-Hallum Capital Group LLC	8,400,000
The Benchmark Company, LLC	1,600,000

Total	10,000,000

The underwriters have advised us that they propose to offer the shares of common stock to the public at a price of $1.50 per share. The underwriters propose to offer the shares of common stock to certain dealers at the same price less a concession of not more than $0.0585 per share. After the offering, these figures may be changed by the underwriters.

The shares sold in this offering are expected to be ready for delivery on or about March 28, 2017, against payment in immediately available funds. The underwriters may reject all or part of any order.

We have granted to the underwriters an option to purchase up to an additional 1,500,000 shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

The table below summarizes the underwriting discounts that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $125,000 of the fees and expenses of the underwriters, which may include the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriters will receive were determined through arms’ length negotiations between us and the underwriters.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Underwriting discount to be paid by us	$0.0975	$975,000	$1,121,250

We estimate that the total expenses of this offering, excluding underwriting discounts, will be $453,000. This includes $125,000 of fees and expenses of the underwriters. These expenses are payable by us.

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Roth Capital Partners, LLC (“Roth”) is serving as our independent financial advisor and will receive a fee following this offering. Roth was not engaged in the solicitation or distribution of this offering.

No Sales of Similar Securities

We, and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of Craig-Hallum Capital Group LLC for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by Craig-Hallum Capital Group LLC.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in our common stock for their own account by selling more shares of common stock than we have sold to the underwriters. The underwriters may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock on the NASDAQ Global Market. Passive market making consists of displaying bids on the NASDAQ Global Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the Securities and Exchange Commission limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriters and their affiliates are a full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriters may allocate a limited number of shares for sale to their online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriters is not part of this prospectus supplement or the accompanying prospectus.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “QUIK.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Switzerland. The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

Shearman & Sterling LLP, Menlo Park, California will pass upon the validity of the issuance of the common stock offered by this prospectus supplement and the accompanying prospectus. Certain legal matters relating to the offering will be passed upon for the underwriters by Faegre Baker Daniels LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements and financial statement schedule as of and for the year ended January 1, 2017 and management’s assessment of the effectiveness of our internal control over financial reporting as of January 1, 2017 incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended January 1, 2017 have been so incorporated in reliance on the report of Moss Adams LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and schedule as of January 3, 2016 and for the years ended January 3, 2016 and December 28, 2014 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than information in current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of the offering of the common stock covered by this prospectus supplement (Commission File No. 333-215030):

•	our annual report on Form 10-K for the fiscal year ended January 1, 2017, filed with the SEC on March 9, 2017;

•	the information specifically incorporated by reference into the annual report on Form 10-K for the fiscal year ended January 1, 2017 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 16, 2017;

•	our current reports on Form 8-K, filed with the SEC on January 3, 2017 and February 17, 2017;* and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 12, 1999, including all amendments and reports filed for the purpose of updating such information.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. Reports we file with the SEC after the date of this prospectus supplement may also contain information that updates, modifies or is contrary to information in this prospectus supplement or the accompanying prospectus or in documents incorporated by reference in this prospectus supplement or the accompanying prospectus. Investors should review these reports as they may disclose a change in our business, prospectus, financial condition or other affairs after the date of this prospectus supplement.

Our website is www.quicklogic.com. Our website contains links to our filings available on the SEC website. We will also provide electronic or paper copies of our filings free of charge upon written or oral request. The information available on or through our websites is not a part of this prospectus supplement or the accompanying prospectus and should not be relied upon. You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus supplement or the accompanying prospectus by writing or calling us at:

Chief Financial Officer

QuickLogic Corporation

1277 Orleans Drive

Sunnyvale, CA 94089-1138

ir@quicklogic.com

(408) 990-4000

*	Pursuant to General Instruction B(2) of Form 8-K, information or reports “furnished” on Form 8-K are not deemed to be “filed” for the purpose of Section 18 of the Exchange Act and are not subject to the liabilities of that section. Unless otherwise specifically noted in the Form 8-K, we are not incorporating and will not incorporate by reference future information or reports “furnished” on Form 8-K into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$40,000,000

QUICKLOGIC CORPORATION

By this prospectus, we may offer, from time to time

Common stock

Preferred stock

Depositary shares

Warrants

Debt Securities

All of the securities listed above may be sold separately or as units with other securities.

From time to time, we may offer up to $40,000,000 of the securities described in this prospectus either individually or as units comprised of one or more of the other securities, or any combination thereof. Any preferred stock that we sell may be sold either as shares of preferred stock or represented by depositary shares.

Our common stock is listed on the NASDAQ Global Market under the symbol “QUIK.” On March 14, 2017 the last reported sale price of our common stock on the NASDAQ Global Market was $2.24 per share.

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you purchase any of our securities.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 5 of this prospectus, as well as in the applicable prospectus supplement, any related free writing prospectus and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

This prospectus is dated March 16, 2017

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement or such free writing prospectus.

- i -

SUMMARY

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $40,000,000 . This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including the risk factors, together with the additional information described under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

QuickLogic Corporation

QuickLogic Corporation was founded in 1988 and reincorporated in Delaware in 1999. We enable Original Equipment Manufacturers or OEMs to maximize battery life for highly differentiated, immersive user experiences with Smartphone, Wearable, Tablet and IoT devices. We deliver these benefits through industry leading ultra-low power customer programmable System on Chip or SoC semiconductor solutions, embedded software, and algorithm solutions for always-on voice and sensor processing, and enhanced visual experiences. In addition to our delivering our own semiconductor solutions, we have an Intellectual Property (IP) business that licenses our FPGA technology for use in other semiconductor company’s SoCs. Our solutions typically fall into one of three categories: Sensor Processing, Display and Visual Enhancement, and Smart Connectivity. We are a fabless semiconductor company that designs, markets, and supports primarily silicon solutions, secondarily, Field Programmable Gate Arrays, or FPGAs, sensor software algorithms, software drivers, associated design software and programming hardware, and thirdly, embedded FPGA (eFPGA) IP. Our solutions are created from our new silicon platforms including our EOS™, ArcticLink® III, PolarPro®3, PolarPro II, PolarPro, and Eclipse II products (which together comprise our new product category). Our mature products include primarily pASIC®3 and QuickRAM® as well as programming hardware and design software. We will have our eFPGA IP product ArcticPro™ in 2017.

Our solutions include a unique combination of our silicon platforms, proven system blocks, or PSBs, custom logic, sensor software algorithms, software drivers, and in some cases, firmware, and application software. All of our silicon platforms are standard devices and must be programmed to be effective in a system. Our PSBs range from intellectual property, or IP, which enables always-on context aware sensor applications, such as our Flexible Fusion Engine, our Sensor Manager and Communications Manager technologies to IP that improves multimedia content, such as our Visual Enhancement Engine, or VEE technology, and Display Power Optimizer technology, or DPO, to IP which implements commonly used mobile system interfaces, such as Low Voltage Differential Signaling, or LVDS, Mobile Industry Processor Interface, or MIPI, and Secure Digital Input Output, or SDIO. We provide complete solutions by first architecting the solution jointly with our customer’s or ecosystem partner’s engineering group, selecting the appropriate solution platform and PSBs, providing custom logic, integrating the logic, programming the device with the PSBs and/or firmware, providing software drivers or application software required for the customer’s application, and participating with the customer on-site during integration, verification and testing. In many cases, we may deliver sensor software algorithms that have been optimized for use in a QuickLogic silicon platform.

We also work with mobile processor manufacturers, sensor manufacturers, and/or voice recognition, sensor fusion and context awareness algorithm developers in the development of reference designs, Qualified Vendor Lists, or QVLs, or “Catalog” solutions. Through reference designs that incorporate our solutions, we believe mobile processor manufacturers, sensor manufacturers, and sensor algorithm companies can expand the served available market for their respective products. Furthermore, should a solution development for a processor manufacturer or sensor and/or sensor algorithm company be applicable to a set of common OEMs or Original Design Manufacturers (“ODMs”), we can amortize our R&D investment over that set of OEMs or ODMs. We call this type of solution a Catalog solution and we are placing a greater emphasis on developing and marketing these solutions.

We have changed our manufacturing strategies to reduce the cost of our silicon solution platforms to enable their use in high volume, mass customization products. Our PolarPro 3E, PolarPro II and PolarPro solution platforms include an innovative logic cell architecture which enables us to deliver twice the programmable logic in the same die size. Our EOS S3 and ArcticLink 3 silicon platforms combine mixed signal physical functions and hard-wired logic alongside programmable logic. Our EOS S3 and ArcticLink III solution platforms are manufactured on an advanced process node where we can benefit from smaller die sizes. We typically implement sophisticated logic blocks and mixed signal functions in hard-wired logic because it is very cost effective and energy efficient. We have developed small form factor packages, which are less expensive to manufacture and include smaller pin counts. Reduced pin counts result in lower costs associated with our customer’s printed circuit board space and routing. Our ability to sell programmed die as solutions greatly reduces our costs, allowing us to participate in high volume opportunities. In addition, we have dramatically reduced the time we require to program and test our devices, which has reduced our costs and lowered the capital equipment required to program and test our devices. Furthermore, our SRAM reprogrammable silicon platforms can be programmed in-system by our customers, and therefore we do not incur programming cost, lowering the overall cost of ownership to our customers. We expect to continue to invest in silicon solution platforms and manufacturing technologies which make us cost and power consumption effective for high-volume, battery-powered applications. Our ArcticPro eFPGA IP are currently developed on 65nm and 40nm process nodes, and we have announced our intention to port this to 22nm FDSOI technology in 2017. Along with the licensable IP, we also offer a compiler tool that enables licensees to create an eFPGA block that they can integrate into their SoC without direct involvement by QuickLogic. This flow enables a more scalable support model for QuickLogic.

In addition to working directly with our customers, we partner with other companies that are experts in certain technologies to develop additional intellectual property, reference platforms and system software to provide application solutions. We also work with mobile processor manufacturers and companies that supply sensor, storage, networking or graphics components. The depth of these relationships varies depending on the partner and the dynamics of the end market being targeted, but is typically a co-marketing relationship that includes joint account calls, promotional activities and/or engineering collaboration and developments, such as reference designs. For our sensor processing solutions, we collaborate with sensor manufacturers to ensure interface compatibility as well as consistency of user experience when using our SenseMe software algorithm library. For our eFPGA strategy, we work with semiconductor manufacturing partners to ensure our eFPGA IP is proven for a given foundry and process node before it is licensed to an SoC company.

In order to grow our revenue from its current level, we depend upon increased revenue from our new products including existing new product platforms, eFPGA IP, and platforms currently in development. We expect our business growth to be driven by silicon solutions and eFPGA IP, and our revenue growth needs to be strong enough to enable us to sustain profitability while we continue to invest in the development, sales and marketing of our new solution platforms, IP and PSBs.

We are a Delaware corporation, and our principal executive offices are located at 1277 Orleans Drive, Sunnyvale, California 94089. Our telephone number at that address is (408) 990-4000. Our website is located at

www.quicklogic.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

The Securities We May Offer

We may offer up to $40,000,000 of common stock, preferred stock, depositary shares, warrants and debt securities in one or more offerings either individually or as units comprised of one or more of such securities or any combination thereof. Any shares of preferred stock that we may offer may be offered either as shares of preferred stock or be represented by depositary shares. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Currently, we do not pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock and Depositary Shares

We may issue preferred stock in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting and conversion rights and other provisions at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or the winding up of QuickLogic, voting rights and rights to convert into common stock. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or depositary shares. We may issue warrants independently or together with other securities.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The senior debt securities will have the same rank as all of our other unsubordinated debt. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement that we have filed with the SEC (this prospectus being part of that registration statement). We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading “Where You Can Find More Information.”

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

You should carefully consider the risks described in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended January 1, 2017, together with the other information set forth herein and in the other documents that we include or incorporate by reference into this prospectus and any prospectus supplement or free writing prospectus we will provide in connection with our offering of securities described in this prospectus, which could materially affect our business, financial condition and future results. The risks described in our Annual Report on Form 10-K for the fiscal year ended January 1, 2017 are not the only risks facing our company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and operating results.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. To date we have not issued any preferred stock. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividend requirements are the same as the ratio of earnings to fixed charges presented below (in thousands except for ratio calculation).

	December 30, 2012	December 29, 2013	December 28, 2014	January 3, 2016	January 1, 2017
Loss before income taxes	(12,296)	$(11,821)	$(13,011)	$(17,702)	$(19,083)
Add: Fixed charges(1)
Interest expense	61	54	85	82	175
Interest on rental expense	164	316	316	293	278
Preferred dividends	0	0	0	0	0

Total—fixed charges	225	370	401	375	453

Earnings (losses)	$(12,071)	$(11,451)	$(12,610)	$(17,327)	$(18,630)
Ratio of earnings to fixed charges(2)	—	—	—	—	—

(1)	Fixed charges, which includes interest expense plus the portion of interest expense under operating leases deemed by us to be representative of the interest factor.
(2)	Due to our losses in the years ended December 30, 2012, December 29, 2013, December 28, 2014, January 3, 2016 and January 1, 2017, the ratio coverage was less than 1:1. Additional earnings of $12.3 million, $11.8 million, $13.0 million, $17.7 million and $19.1 million in 2012, 2013, 2014, 2015, and 2016, respectively, would have been required to achieve a ratio of 1:1.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any related prospectus supplement and the registration statement of which they are a part contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements are generally written in the future tense and/or are preceded by words such as “will,” “may,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “anticipate,” “intend,” “plan,” or other similar words. Forward-looking statements include statements regarding our strategies as well as:

•	our revenue levels,

•	the conversion of our design opportunities into revenue,

•	our liquidity,

•	our research and development efforts, including our investments in silicon solution platforms and manufacturing technologies,

•	our gross profit and factors that affect gross profit,

•	our level of operating expenses,

•	our relationships with our partners and suppliers, and

•	industry trends.

In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the Commission, or press releases or oral statements made by or with the approval of one of our authorized executive officers. We intend that these forward-looking statements be subject to the safe harbors created by the relevant provisions of the Securities Act and the Exchange Act.

Forward-looking statements involve a number of risks and uncertainties, many of which are outside of our control. Factors that might cause actual results to differ include, but are not limited to, those set forth under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended January 1, 2017 and the risks, uncertainties and assumptions in our future filings made with the Commission. In particular, factors that could cause actual results to differ materially from projected results include, but are not limited to:

•	our ability to successfully develop, introduce and sell new solutions and new products,

•	the conversion of our design opportunities into revenue,

•	the liquidity required to support our future operating and capital requirements,

•	the commercial and technical success of our sensor processing solution strategy,

•	the expected decline in revenue from our mature products,

•	the liquidity required to support our future operating and capital requirements,

•	our dependence upon third parties and partners to design, develop, manufacture, assemble, test and program our new products,

•	our dependence on a limited number of customers for a significant portion of our revenue,

•	our expectations about market and product trends,

•	our future plans for partnerships and collaborations,

•	our ability to forecast demand for our products,

•	our dependence upon relationships with our foundries each of which manufactures wafers for different types of products.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements will be accurate. In light of the significant uncertainties inherent in our forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Furthermore, past performance in operations and share price is not necessarily indicative of future performance. QuickLogic disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the Commission on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements. We may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate in our products, capital expenditures, to fund possible investments in and acquisitions of complementary businesses, partnerships, minority investments or to repay debt.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of the offerings. We have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 110,000,000 shares. Those shares consist of (1) 100,000,000 shares designated as common stock, $0.001 par value, and (2) 10,000,000 shares designated as preferred stock, $0.001 par value. The only equity securities currently outstanding are shares of common stock. As of March 2, 2017, there were 68,173,965 shares of common stock issued and outstanding.

The following summary describes the material terms of our capital stock. The description of capital stock is qualified by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, both of which are incorporated by reference as an exhibit into the registration statement of which this prospectus is a part.

Common stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. Currently, we are not paying dividends. In the event of a liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance.

Our common stock is listed on the NASDAQ Global Market under the symbol “QUIK.” The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company. Its address is 59 Maiden Lane, Plaza Level, New York, NY 10038, and its telephone number is 800-937-5449.

Preferred stock

The following description of preferred stock and the description of the terms of a particular series of preferred stock that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, and subject to limitations prescribed by law, to issue shares of preferred stock in one or more series and to fix and alter the powers, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock. Any or all of these rights may be greater than the rights of the common stock. In addition, within the limitations or restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, the board of directors has the authority to increase or decrease, but not below the number of shares of such series then outstanding, the number of shares of any series subsequent to the issue of shares of that series.

The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the corporation or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

The prospectus supplement will specify:

•	the maximum number of shares;

•	the purchase price per share;

•	the designation of the shares;

•	any listing of the preferred stock on any securities exchange or market;

•	whether interests in the preferred stock will be represented by depositary shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights;

•	any restrictions on alienability; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

When we issue shares of preferred stock under this prospectus and the related prospectus supplement, the shares will be fully paid and nonassessable.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Certain provisions of Delaware law and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise and to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Our certificate of incorporation and bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors, chairperson of the board, chief executive officer or president (in the absence of a chief executive officer). No business may be transacted at an annual or special meeting of stockholders other than the business specified in the notice to stockholders with respect to such meeting. Our bylaws require advance notice of any director nominations or other stockholder proposals to be brought before an annual stockholders meeting. Our certificate of incorporation provides that our board of directors be divided into three classes, with each class serving staggered three-year terms. Our certificate of incorporation further provides that certain amendments of the certificate of incorporation require the approval of holders of at least 66-2/3% of the voting power of all outstanding stock. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or our management.

DESCRIPTION OF THE DEPOSITARY SHARES

General

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to any prospectus supplement and the forms of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the Commission.

Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 20 not more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and termination of the deposit agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of the preferred stock;

•	the initial issuance of the depositary shares;

•	any redemption of the preferred stock; and

•	all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and removal of depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Federal income tax consequences

Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for U.S. federal income tax purposes and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF THE WARRANTS

General

We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or any combination thereof. Warrants may be issued independently or together with our debt securities, common stock, preferred stock and depositary shares and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock, preferred stock or depositary shares will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock, preferred stock or depositary shares that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock, preferred stock or depositary shares that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

No Rights as a Stockholder

Until any warrants to purchase common stock, preferred stock or depositary shares have been exercised, holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or exercise any rights as stockholders of QuickLogic.

Holders of debt warrants, common stock warrants, preferred stock warrants and depositary share warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock, preferred stock or depositary shares, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock, preferred stock or depositary shares, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words “we,” “us,” or “our” refer only to QuickLogic Corporation and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•	the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	the deletion, addition or change in any event of default;

•	any change or modification to the subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities;”

•	any deletion, addition or change in the covenants set forth in Article 10 of the indenture;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any provisions granting special rights to holders when a specified event occurs;

•	any special tax provisions that apply to the debt securities;

•	with respect to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;

•	any and all additional, eliminated or changed terms that will apply to the debt securities; and

•	any other terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and paying agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No protection in the event of a change of control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, merger and sale of assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than one of our subsidiaries), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of QuickLogic), unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

•	the successor entity assumes our obligations on the debt securities and under the indentures;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions specified in the indenture are met.

Events of default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1)	we fail to pay principal of or any premium on any debt security of that series when due;

(2)	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3)	we fail to deposit any sinking fund payment when due;

(4)	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)	certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	formalizing the succession of another person to QuickLogic, or successive successions, and the assumption by any such successor of the covenants of QuickLogic in the indentures in compliance with Article 8 of the indentures;

•	adding covenants;

•	adding events of default;

•	making certain changes to facilitate the issuance of the debt securities;

•	adding to, changing or eliminating any of the provisions of the indentures or more series of securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such security with respect to such provision or (B) shall become effective only when there is no such security outstanding;

•	securing the debt securities;

•	establishing the form or term of debt securities as permitted by Sections 2.1 and 3.1 of the indenture;

•	providing for a successor trustee or additional trustees;

•	conforming the indenture to the description of the securities set forth in this prospectus or the accompanying prospectus supplement;

•	curing any ambiguity, defect or inconsistency; provided that such action shall not adversely affect the interest of the holders in any material respect;

•	permitting or facilitating the defeasance and discharge of the debt securities;

•	making such other provisions in regard to matters or questions arising under the indentures or under any supplemental indentures as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the debt securities of a series; and

•	complying with requirements of the U.S. Securities and Exchange Commission in order to effect or maintain the qualifications of the indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	in the case of subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•	We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•	We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than U.S. dollars, “foreign government obligations” means:

•	direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No personal liability of directors, officers, employees and stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment for claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated debt securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

•	a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•	any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give such notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist, and

•	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

•	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•	all of our obligations for money borrowed;

•	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•	our obligations:

•	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

•	as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

•	all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•	all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

•	renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

•	any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions:

•	through one or more underwriters or dealers;

•	directly to purchasers, including our existing stockholders in a rights offering;

•	through agents; or

•	through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of each series of securities in the applicable prospectus supplement.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related supplement to this prospectus.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of the securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer or agent, and describe any compensation received by them from us. We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Passive Market Marking

Any underwriters who are qualified market markers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market in accordance with Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Shearman & Sterling LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements and financial statement schedule for the year ended January 1, 2017 and management’s assessment of the effectiveness of our internal control over financial reporting as of January 1, 2017 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 1, 2017 have been so incorporated in reliance on the report of Moss Adams LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and schedule as of January 3, 2016 and for the years ended January 3, 2016 and December 28, 2014 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Commission in accordance with the Exchange Act. You may read and copy our reports, proxy statements and other information filed by us at the public reference room of the Commission located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. Our reports, proxy statements and other information filed with the Commission are available to the public over the Internet at the Commission’s website at www.sec.gov and at the QuickLogic website at www.quicklogic.com.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” certain information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information or reports “furnished” on Form 8-K*) until our offering is complete:

•	our annual report on Form 10-K for the fiscal year ended January 1, 2017, filed with the SEC on March 9, 2017;

•	the information specifically incorporated by reference into the annual report on Form 10-K for the fiscal year ended January 1, 2017 from our definitive proxy statement on Schedule 14A to be filed with the SEC on or about March 15, 2017;

•	our current reports on Form 8-K, filed with the SEC on January 3, 2017 and February 17, 2017;* and

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on October 12, 1999 including all amendments and reports filed for the purpose of updating such information.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the Commission.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by telephoning us at (408) 990-4000 or by writing us at the following address:

Chief Financial Officer

QuickLogic Corporation

1277 Orleans Drive

Sunnyvale, CA 94089-1138

ir@quicklogic.com

*	Pursuant to General Instruction B(2) of Form 8-K, information or reports “furnished” on Form 8-K are not deemed to be “filed” for the purpose of Section 18 of the Exchange Act and are not subject to the liabilities of that section. Unless otherwise specifically noted in the Form 8-K, we are not incorporating and will not incorporate by reference future information or reports “furnished” on Form 8-K into this prospectus.

10,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Craig-Hallum Capital Group

Co-Manager

The Benchmark Company

The date of this prospectus supplement is March 23, 2017